Exhibit 10.29


                                 LEASE AGREEMENT

     THIS LEASE, made and entered into this _______ day of June, 1994 by and between EASTPARK, a General Partnership (hereinafter referred to as "Landlord") and MARYLAND NATIONAL MORTGAGE CORP., a Maryland Corporation (hereinafter referred to as "Tenant").

     1. DEFINITIONS

     (a) "Premises" shall mean the area within the Building located in the northwest side of the second (2nd) floor and outlined on the floor plan attached to this Lease as Exhibit "A" and incorporated herein. The Premises contains approximately [Text Deleted]. The Premises shall include the Building Standard Improvements and Tenant Improvements as defined below.

     (b) "Rentable Area" shall mean the gross area enclosed by the surface of the exterior windows, the mid-point of any walls separating portions of the Premises from those of adjacent tenants, the slab penetration line of all walls separating the Premises from Service Areas, and the corridor side of walls separating the Premises from Common Areas. The stipulated number of square feet of Rentable Area in the Premises, as set forth in 1(a) above, is Landlord's current estimate of such Rentable Area and such figure may be revised, at Landlord's election, if Landlord's architect determines such estimate to be inaccurate after examination of the final drawings of the Premises and the Building.

     (c) "Total Leaseable Area" shall mean all of the Rentable Areas within the Building, including the Premises, that Landlord has made available for lease. Landlord estimates the Total Leaseable Area of the Building to be approximately 31,860 square feet. During the term of this Lease, if Landlord or Landlord's architect determines this estimate to be inaccurate, or if Landlord adds Rentable Areas or deletes Rentable Areas in the Building as provided herein, this figure may, at Landlord's election, be revised.

     (d) "Property" shall mean inclusively all of the real property and improvements located thereon, including without limitation, the Building and Exterior Grounds, all of which the Premises is a part of, and all of which are situated on Lot 9, Block Z, Eastpark II. The address of the Property is 1790 38th Street, Boulder, Colorado.

     (e) "Building," as used in this Lease, shall mean an office building which will be constructed by Landlord, at Landlord's expense, in accordance with the Building plans dated 11/30/93 by Brothers & Vandervorst Architects (Project #V8819). The "Building" shall include, without limitation: the building structure, including the roof, roof drains, foundations, floors, exterior walls and windows; exterior doors and entrances; fire and other emergency systems; elevator car, shaft and equipment; the Total Leaseable Area, including the Premises; all Common Areas; all Service Areas, and all other related building improvements of a 36,000 square foot, three-story, office building, of which the Premises is a part thereof.

     (f) "Service Areas" shall mean those areas within the outside walls of the Building used for elevator, mechanical rooms, building stairs, fire towers, elevator shafts, flues, vents, stacks, pipe shafts and vertical ducts (but shall not include any such areas for the exclusive use of a particular tenant).

     (g) "Common Areas," as used in this Lease, shall mean those portions within the Building which have been designated and improved by Landlord for common use; including but not limited to, entryways, atrium, corridors, main and secondary stairways, walkways, the elevator and elevator foyers, restrooms, shower and locker facilities, mechanical rooms, janitorial closets, vending areas, electrical and telephone closets, and other similar facilities and areas which are provided for the common use and benefit of tenants generally and/or the public, within the Building of which the Premises is a part. Any portion of the Building so included within the common areas shall be excluded therefrom when designated by Landlord for a non-common use, and any portion thereof not now included within the common areas shall be included when so designated and improved for common use.

     (h) "Exterior Grounds" shall mean the real property and the improvements constructed thereon surrounding the Building, which has been provided for the common use and benefit of tenants generally and/or the public, and which includes such items as the parking lot (including curbs, gutters, asphalt/concrete surfaces, striping and graphics), landscaping, sidewalks, parking lot lighting, retaining walls, landscape watering systems, drainage facilities, general building signage and/or directories, etc.

     (i) "Operating Expenses" shall mean all direct and indirect costs and expenses incurred in maintaining, operating, repairing and managing the Property and the Premises, which costs and expenses shall include, but not be limited to, the following: maintenance, repair and replacement costs; security; management fees, wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the Property; all services, utilities, supplies, repairs, replacements or other expenses for maintaining and operating the Property and the Premises; the cost, including interest, amortized over its useful life, of any capital improvement made to the Property by Landlord after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Property at the time it was constructed; the cost, including interest, amortized over its useful life, of installation of any device or other equipment which improves the operating efficiency of any system within the Property or Premises and thereby reduces operating expenses; all other expenses which would generally be regarded as operating and maintenance expenses which would reasonably be amortized over a period not to exceed five years; all real property taxes and installments of special assessments, including dues and assessments by means by deed restriction and/or owner's associations which accrue against the Property of which the Premises are a part during the term of this Lease; and all insurance premiums Landlord is required to pay or deems necessary to pay, including public liability insurance, with respect to the Property. The term "Operating Expenses" does not include the following: repairs, restoration or other work occasioned by the wind, the elements or other casualty which is covered by insurance; expenses incurred in leasing to or procuring of tenants. leasing commissions, advertising expenses and expense for the renovating of space for new tenants, any depreciation allowance or expense except as provided for above; any principal or interest on any mortgage or mortgages which may be a lien against the fee simple of said premises or the Landlord's estate or interest therein; any franchise or income tax which is or may become payable by the Landlord or any gift, inheritance, transfer, estate, or succession tax by reason of any existing law or any law which hereafter may be enacted; or operating expenses which are the responsibility of Landlord.

     (j) "Rent" shall mean all sums or money payable by Tenant to Landlord under the terms of this Lease, including, without imitation, the Minimum Monthly Rent set forth in Paragraph 5.1, Additional Rent as provided for in Paragraph 5.3, and all other payments to Landlord hereunder.

     (k) "Net Lease" means that the Rent payable by Tenant to Landlord, shall be absolutely net to Landlord, so that this Lease shall yield to Landlord each month during the term of this Lease, after the payment of all operating expenses, the Minimum Monthly Rental specified in Paragraph 5.1, with adjustments in the Minimum Monthly Rental being made throughout the Term of this Lease in accordance with terms set forth herein.

     (l) "Building Standard Improvements" includes such items as demising walls separating the Premises from Common Areas, Service Areas and other tenants in the Building; the ceiling; light fixtures; window coverings; heating and air-conditioning mixing boxes and thermostats; fire sprinkler heads; all of which are more specifically described in Exhibit B, attached hereto.

     (m) "Tenant Finish Improvements" shall mean, in addition to Building Standard Improvements, other improvements which are necessary for Tenants occupancy and use of the Premises. These improvements will be installed in accordance with Tenant's design and specifications, as described in Exhibit C attached hereto, subject to the approval of Landlord, which approval shall not be unreasonably withheld. Landlord will contract with a general contractor of Landlord's choosing to install these improvements on behalf of the Tenant. A cost estimate for the Tenant Finish Improvements will be reviewed and approved by Tenant and Landlord prior to construction.

     (n) "Tenant Finish Improvement Allowance." Landlord will provide Tenant with an allowance, not to exceed Twelve Dollars ($12.00) per square foot times the Rentable Area, to construct the Tenant Finish Improvements described in Exhibit C. This allowance must be used immediately by Tenant, and can only be used for the installation of the Tenant Finish Improvements. Any portion of this allowance not used by Tenant within one (1) month after Tenant's occupancy of the Premises, will be forfeited by Tenant. Tenant shall immediately reimburse to Landlord, within fifteen (15) days after receipt of a statement therefore, all costs incurred by Landlord in the installation of the Tenant Improvements which exceeds this Tenant Finish Improvement Allowance, plus twenty (20%) percent for overhead and supervision. Any equipment or work, other than those items specifically enumerated in Exhibits B & C, which Landlord installs or constructs on the Premises on Tenant's behalf, shall be paid for by Tenant within fifteen
(15) days after receipt of a statement from Landlord at cost, plus twenty (20%) percent for overhead and supervision.

     2. LEASE GRANT

     Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

     3. TERM OF LEASE

     3.1 COMMENCEMENT OF TERM.

     (a) The Term of this Lease ("Commencement of Term"), including the payment of Rent, shall commence upon Landlord's Substantial Completion of the Building Standard Improvements and Tenant Finish Improvements within the Premises ("Plans"), "Substantial Completion" being defined as the occurrence of the earlier of one of the following:

                  (i)     on the day the Tenant occupies the Premises, or

                  (ii)    January 15, 1995.

     (b) Tenant agrees to occupy the Premises no later than thirty (30) days after the date of Commencement of Term and, thereafter, to continuously occupy the Premises during the remaining Term of this Lease.

     (c) Prior to occupancy, Tenant shall have inspected and accepted the Premises as to its conformity with the Plans, which acceptance shall not be unreasonably withheld. The Premises shall not be deemed unacceptable for occupancy if only minor or insubstantial details of construction, decoration, mechanical adjustments, or any work contracted for by Tenant remains to be done.

     (d) Unless Tenant provides written notice to Landlord to the contrary within five (5) days following Tenant's occupancy of the Premises, Tenant shall be deemed to have accepted the Premises in the condition that then exists.

     3.2 TERMINATION OF TERM.

     (a) The Term of this Lease, including Tenant's occupancy of the Premises thereof, shall terminate FORTY-EIGHT (48) months after the beginning of the first full month following the Commencement of Term of this Lease as described in Paragraph 3.1 above.

     (b) If Substantial Completion of the Premises has not occurred by the end of the day dated March 31, 1995, Tenant shall have the right to terminate this Lease by giving notice of such fact to Landlord in accordance with the notice provisions contained in this Lease, and Landlord shall, within thirty (30) days from receipt of said notice, return any sums paid to Landlord by Tenant under the terms of this Lease. Tenant shall have no other claims against Landlord for any damages, actual or consequential, which may result from Landlord's failure to deliver the Premises.

     3.3 OPTION TO EXTEND THE TERM.

     Upon full and complete performance of all terms, covenants, and conditions herein contained by Tenant and the timely payment of all Rent due under the terms hereof, Tenant shall be given ONE (1) option(s) to renew the Term of this Lease for an additional FORTY-EIGHT (48) month period (per each option), based upon the same terms and conditions as herein contained, except Landlord shall have the right to adjust the Minimum Monthly Rent, defined in Paragraph 5.1, to an amount equal to the then current market Net Lease Rate for similar space in Boulder, Colorado. In no event shall the total renewals exceed a total of FORTY-EIGHT (48) months. In the event Tenant desires to exercise said option, Tenant shall give written notice of such fact to Landlord no less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the termination of this Lease. Within fifteen (15) days following Landlord's receipt of such notice, Landlord shall advise Tenant of the current market Net Lease Rate. Tenant shall have fifteen (15) days following Tenant's receipt of such notification, to reject the current market Net Lease Rate by providing written notice of such rejection to Landlord which rejection shall also operate as Tenant's cancellation of Tenant's exercise of any renewal option and the Lease shall then terminate at the scheduled termination date. If Tenant does not reject the current market Net Lease Rate as determined by Landlord within such fifteen (15) days, then this Lease will renew according to the renewal option exercised at such rate. At all times, Landlord shall have the complete discretion to determine the current market Net Lease Rate for the Minimum Monthly Rent for the first year of any renewal period.

     3.4 HOLDOVER TENANCY.

     If, after the expiration of the term of this Lease, Tenant shall remain in possession of the Premises and continue to pay Rent without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant and the rental rate during such hold-over tenancy shall be equivalent to the Rent due for the last month of tenancy under this Lease plus fifty (50%) percent. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord to such renewal or extension having been first obtained.

     4. IMPROVEMENT DEPOSIT

     Tenant has deposited contemporaneously with Tenant's execution of this Lease, TWO THOUSAND EIGHT HUNDRED AND NO/100's DOLLARS ($2,800.00) ("Security Deposit") to retained by Landlord as security for Tenant's faithful performance of all the terms and conditions of this Lease, including, without limitation, payment of all Rent. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or any type or a measure of Landlord's damages in case of default by Tenant. Landlord may commingle the Security Deposit with Landlord's other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Rent or to satisfy another covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease and has paid in full all Rent, then Landlord will return to Tenant within thirty (30) days following termination of this Lease. the balance of the Security Deposit remaining after any such application. If Landlord transfers it interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit.

     5. RENT

     Tenant agrees to pay in advance on the First day of each and every calendar month during the Term of this Lease hereof, to Landlord at its address specified in this Lease, or at such other place as Landlord may from time to time designate in writing, without notice, demand, set-off, or abatement, the following as Rent for the Premises:

     5.1 MINIMUM MONTHLY RENTAL.

     (a) The "Minimum Monthly Rent" to be paid by the Tenant to the Landlord during the term of this Lease, including all Lease extension periods, shall be TWO THOUSAND SEVEN HUNDRED SIXTY-FIVE AND 13/100'S DOLLARS ($2,765.13 per month).

     (b) The first month's Minimum Monthly Rent of $2,765.13 shall be due and payable upon the execution of this Lease, with proper adjustments to be made if Commencement of Term does not occur on the first day of the month.

     (c) The Minimum Monthly Rent is based upon an annual Net Lease Rate of $11.80 per square foot of Rentable Area.

     (d) All sums due under this Lease shall be paid in lawful money of the United States.

     5.2 MINIMUM MONTHLY RENT ADJUSTMENTS.

     At the option of Landlord, on each anniversary of this Lease, including all renewal Periods, Landlord may adjust the "Minimum Monthly Rent" due under the terms hereof by the Percentage increase in the U.S. Bureau of Labor Statistics Consumer Price Index, "All Urban Consumers," "All Items" 1967 = 100, for the Denver Metropolitan Area ("Index"). It is acknowledged that the "Minimum Monthly Rent" set forth herein is based upon the "All Items" Index published for the 1994 "January-June" Average (hereby known as the "Base Index"). Such adjustment shall be accomplished by multiplying the "Minimum Monthly Rent" established in Paragraph 5.1 above by twelve (12) (the "Minimum Yearly Rent"), and then multiplying the Minimum Yearly Rental by a fraction (the denominator of said fraction being the Base Index, the numerator of the fraction being the most recently published corresponding Index preceding the first day of the lease year for which the adjustment is made) and then dividing the Minimum Yearly Rental by twelve (12) to arrive at the new Minimum Monthly Rent. The increased Minimum Monthly Rent, as so determined, shall commence as of the first day of the month immediately following the annual anniversary date and shall continue in equal monthly installments until readjusted as herein provided. In the event said Index ceases to be made available, Landlord shall use as a basis of calculation such Other nationally recognized index as Landlord shall determine in Landlord's reasonable discretion. In no event, shall the "Minimum Monthly Rent" ever be decreased below the "Minimum Monthly Rent" for the immediately preceding year.

     5.3 ADDITIONAL RENT.

     This is a Net Lease and Tenant agrees to pay to Landlord within thirty (30) days after Landlord renders a statement therefore to Tenant, as Additional Rent, Tenant's proportionate share of all Operating Expenses incurred by Landlord including without limitation those expenses more particularly described in Paragraphs 7, 16, 22, 24 and 25 hereof. Except as otherwise provided herein, all Operating Expenses will be prorated according to their relation to the Total Leasable Area of the Building. Therefore, Tenant's share of all Operating Expenses is EIGHT AND 83/100's PERCENT (8.83%). If the Total Leasable Area of the Building or Rentable Area of the Premises should change during the term hereof, Landlord will adjust Tenant's percentage accordingly.

     Without in any way limiting the foregoing, Tenant agrees to deposit with Landlord on the first day of each month, during the term of this Lease, as Additional Rent, $1,220.00 per month, which sum shall be held, without liability for interest, in escrow ("Operating Expense Escrow"), so that Landlord shall have a sufficient amount available for the payment of all Operating expenses when they become due and payable. It is recognized that $1,220.00) is only an estimate. Accordingly, appropriate adjustments in the Operating Expense Escrow and the future monthly payment schedule may be made based upon the actual statements for the Operating Expenses. In the event a deficiency exists in the Operating Expense Escrow at any time during the term of this Lease, Tenant shall promptly pay any such deficiency within thirty (30) days after receipt of such notice. In the event any excess is paid by Tenant within any quarter of one year of this Lease, Landlord shall credit to Tenant such excess. Upon reasonable request Landlord will provide Tenant with an accounting of all amounts which make up the Operating Expenses. Landlord may commingle the Operating Expense Escrow with Landlord's other funds. Without limiting the foregoing, in the event Landlord's lender(s) should require Landlord to escrow for real estate taxes and/or property insurance with the lender(s), then the proportional monthly amount deposited by Tenant with Landlord for the payment of real estate taxes and/or insurance shall be based upon the amount Landlord is required to deposit with Landlord's lender(s).

     It is further agreed that if any real estate tax is payable in full before the expiration of the fiscal tax year, whether in installments or by lump sum payment, the monthly payments by Tenant shall be in amounts such that there shall be a fund in Landlord's hands sufficient to meet the payment or any tax or installment thereof as it falls due. In the case of special assessments which are imposed during the term hereof, together with interest on deferred payments, Landlord and Tenant agree, at Landlord's sole option, to take such steps as may be prescribed by law to take advantage of any opportunity to pay any such assessment in the maximum number of installments. Tenant shall be obligated for Tenant's pro rata portion of any interest imposed upon the installment payment of any such assessment.

     6. USE OF PREMISES

     Tenant shall use the Premises for the purpose or a Professional Office. Tenant shall refrain from the sale of merchandise and performance of services not usually incidental to such business. The operation of any other business on the Premises is hereby expressly prohibited. Tenant shall keep the business being conducted on the Premises open for business during normal business hours of all business days applicable to such business. Nothing in this Lease shall be construed as granting Tenant an exclusive right to the sale or furnishing of any particular merchandise or service. Tenant shall continuously and uninterruptedly during the term of this Lease occupy and use the Premises for the purposes hereinabove specified unless prevented from so doing by causes beyond Tenant's control. No auction, fire or bankruptcy sales may be conducted in the Premises without the prior written approval and consent of Landlord. Tenant shall not carry any stock of goods or do anything in or about the Premises which will, in any way, void or make voidable or tend to increase the rates for any insurance on the Premises or the Property. Tenant agrees to pay, as Additional Rent, an amount equal to any increase in the insurance premiums that may be charged during the term of this Lease for the amount of the insurance carried by Landlord on the Property when such increase results from activities carried on by Tenant on the Premises, whether or not Landlord has consented to the same.

     7. SERVICES TO BE PROVIDED BY LANDLORD

     Except as otherwise provided for in this Lease, Landlord is not required to pay for any utility services, supplies or upkeep in connection with the Premises at Property. However, because the Premises is located in a multi-tenant building, Landlord will provide and supervise, for the benefit of Tenant and other tenants of the Building, the following services:

     (a) All heat and air conditioning, water, sewer, gas and electricity used and consumed in the operation and maintenance of the Property and Premises;

     (b) Routine maintenance of central heat and air conditioning equipment for the Building, to provide such temperatures and in such amounts as are considered to be customary for similar office buildings in Boulder, Colorado,

     (c) Routine maintenance and general upkeep of the Property;

     (d) Routine janitorial services within the Premises and Common Areas of the Building. Routine janitorial service within the Premises shall mean vacuuming the carpet, emptying trash cans and light dusting of surface areas, not more than three (3) times a week. If more service is required in the Premises, Tenant will be responsible to immediately reimburse Landlord for any increased costs incurred by Landlord in providing same;

     (e) General window washing of all Building exterior glass, not more than three (3) times per year on the outside or more than one (1) time per year on the inside;

     (f) Repairing and maintaining in a manner deemed appropriate by Landlord, the roof, exterior walls, parking lot, and all other improvements of the Property (excluding the Premises per Paragraph 9 herein); and

     (g) Repair or replacement of all glass on the Property, excluding all glass located inside the Premises, but including all exterior windows and any other glass surrounding the Premises.

     In accordance with Paragraph 5.3 herein, Tenant agrees to promptly reimburse Landlord, as Additional Rent, for any and all costs and expenses incurred by Landlord in providing the above. Tenant's proportional share is EIGHT AND 83/100's PERCENT (8.83%).

     The failure by Landlord to any extent to furnish any service, or the interruption or termination of these defined services in whole or in part, or any resulting damage Tenant may incur therefrom, shall not render Landlord liable in any respect for any damages, actual or consequential, which may result therefrom, not be construed as an eviction of Tenant, nor work an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof, unless the same shall have directly resulted from the gross negligence or willful misconduct of the Landlord, its employees, agents or contractors. Should any or the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of Rent or damages on account of an interruption in service occasioned thereby or resulting therefrom. However, if interruption of service should continue unabated for more than five (5) consecutive business days after written notice to Landlord, Tenant may then elect to repair the problem, at Tenant's cost and expense. If the repair is for areas outside of the Premises, then Tenant may offset the charges for said repair, less Tenant's proportional share of said expense, from the rent.

     8. TENANT RESPONSIBILITY FOR UTILITY SERVICES

     Tenant warrants that Tenant will not overload the electrical service, heating or air conditioning systems, or any other utility service within the Building and Premises. Tenant will not install any fixtures Or equipment which exceeds either the rated capacities at design loads of the Premises and Building and/or any fixtures or equipment which would tend to use more utilities (gas, electricity, water, sewer, telephone, etc.) than what is typical for the use specified in Paragraph 6 herein. This includes, but is not limited to, the installation or dishwashers, showers, air conditioned computer rooms, special lighting, an excessive number of computers, etc. Tenant is prohibited from using any type of manufacturing equipment within the Building and Premises. Tenant shall, within ten (10) days after receiving notice from Landlord, remove such equipment to achieve compliance. Alternatively, upon receiving Landlord's prior written approval, such fixtures or equipment may remain in the Premises, provided however, Tenant shall pay for all costs of installation and maintenance of transformers, wiring, air conditioning and other items required by Landlord, in Landlord's discretion, plus pay for all increased utility charges and/or other expenses as may be determined appropriate by Landlord.

     9. TENANT MAINTENANCE, CARE AND REPAIR OF PREMISES

     Except as otherwise expressly provided herein. Landlord shall not be required to maintain or make any repairs to the Premises. Tenant agrees that Tenant will be responsible, at Tenant's own cost and effort, to maintain and make all repairs to the Premises, including, but not limited to:

     (a) Keep and maintain the interior of the Premises, including without limitation, plumbing, heating and air conditioning system, electrical systems, telephone and cable services, carpet and other floor covering, walls, paint and other wall coverings, glass, window coverings, ceilings, doors and door hardware (including all entry doors into the Premises) in good condition and repair at Tenant's cost and expense; and

     (b) Replace light bulbs or ballasts burned out within the Premises.

     Tenant further agrees at the end of the term to return the Premises to Landlord in substantially as good condition as when received, except for usual and ordinary wear and tear.

     10. IMPROVEMENTS AND ALTERATIONS BY TENANT

     Tenant agrees not to make or allow to be made any alterations to the Premises, install any vending machines on the Premises, add to any electrical or other utility service, change window or door coverings, or place signs anywhere on the Property or in any windows or doors of the Premises, without first obtaining written consent of Landlord in each such instance, which consent may be given on such reasonable conditions as Landlord may elect. Prior to the cutting of any holes in any exterior surface or prior to any work being performed and/or any equipment being installed on the roof by Tenant, the written approval of Landlord, which approval may be withheld in the exercise of Landlord's sole discretion, must be obtained by Tenant. The Tenant shall not contract for any work or service which might involve the employment of labor incompatible with Landlord's employees or other tenants and their employees or contractors doing work or performing services by or on behalf of the Landlord. As a condition to Landlord granting approval, Landlord shall have the right to require Tenant to furnish a bond or other security acceptable to Landlord sufficient to insure completion of and payment for any such work to be so performed. Any and all alterations to the Premises shall become the property of Landlord upon termination of this Lease (except for movable equipment or furniture owned by Tenant). Landlord may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvement installed on the Premises and thereafter to restore the Premises. In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's cost, and Tenant shall pay Landlord on demand the cost of restoring the Building Standard Improvements, as defined in Exhibit B, to the Premises.

     11. LIENS

     Tenant will not permit any mechanics', materialmen's, laborers' or other liens to be placed upon the Premises or any other part of the Property, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof. nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanics', materialmen's, laborers' or other liens against the Premises or the Property. In the event any such lien is attached to the Premises or Property, then, in addition to any other right or remedy of Landlord, Landlord, may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as Rent.

     12. BUILDING SIGNS AND GRAPHICS

     Landlord shall provide and install, at Tenant's cost, all letters or numerals on doors in the Premises and Tenant's name on the building directory(s) by the main entrance(s) to the Building; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises or elsewhere without Landlord's prior written consent.

     13. TENANT LIABILITY FOR OVERLOAD

     Tenant shall be liable for the cost of any damage to the Premises or the Property, including without limitation, floors, sidewalks and pavements, which results from the movement of heavy articles. Tenant shall not unduly load or overload the floors or any part of the Premises.

     14. COMPLIANCE WITH LAWS

     Tenant shall comply with all applicable covenants, conditions and restrictions now or hereafter affecting the Premises, with all laws, ordinances, rules, regulations, directives and requirements over the Premises or Tenant's business, including, without limitation, those relating to health (including restrictions on the use of any chemicals in the mechanical systems in the Premises), safety, the Americans with Disabilities Act of 1990), noise, environmental protection, waste disposal, water and air quality (including, without limitation, the Clean Air Act), the use, storage and disposal of hazardous materials ( in compliance with all environmental laws as defined in paragraph 17, hereof), fire regulations of any governmental unit having jurisdiction over the Premises and with the certificate of occupancy for the Premises and shall not permit anything to be done on the Premise in violation thereof. Tenant warrants that its business and all activities to be conducted or performed in, on, or about the Premises shall comply with all laws. Upon written demand, Tenant shall change, reduce, or discontinue any use of the Premises in violation of the Laws and shall be responsible for all costs and expenses of any fines levied or remedial or corrective actions necessary because of such violations.

     15. TENANTS USE OF HAZARDOUS WASTE

     The Tenant covenants that it will not use or permit to be used any part of the Premises or Property for the generation, treatment, storage or disposal of Hazardous Materials without the written permission of Landlord, which permission may be withheld in the exercise of Landlord's sole discretion. For the purposes of this Lease, "Hazardous Materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including, without limitation, substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. 9601-9657); the Hazardous Materials Transportation Act of 1975 (49 U.S.C. 1801-1812); the Resource Conservation and Recovery Act of 1976 (42 U.S.C. 6901-6987); or any other federal, state, or local statute, law, ordinance, code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, or substances now or at any time hereafter in effect (collectively, "Environmental Laws"). In the event Landlord permits the generation, treatment, storage or disposal of any such Hazardous Materials, then prior to the termination of this Lease, Tenant shall remove all such wastes from the Premises and Property which were generated by Tenant or its subtenants or assignees during the term of this Lease. In addition, if so directed by any federal, state or local governmental or regulatory body, Tenant shall remove such wastes from any adjacent property upon which such wastes and hazardous substances generated by the Tenant during the term of this Lease may be located. Tenant shall not be responsible for and shall not be required to remove any such wastes and hazardous substances which were not generated by Tenant. Tenant will deliver to the Landlord (i) copies of any documents received from the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning the Tenant's operations upon the Premises; and (ii) copies of any documents submitted by the Tenant to the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning its operations on the Premises. The terms of this section shall survive the termination of this Lease.

     16. LANDLORD CONTROL AND CARE OF COMMON AREAS

     (a) All Common Areas, Service Areas and Exterior Areas of the Property shall at all times be subject to the exclusive control and management of Landlord. The Landlord reserves the right and authority to change the areas, locations and arrangements and to restrict the use of any and all common facilities or areas of the Property and to do such other acts in and to said areas and improvements as the Landlord shall determine to be advisable in the best interest of the Property.

     (b) Except as otherwise provided, Landlord shall keep and maintain the Common Areas, Service Areas and Exterior Areas, all of which the Premises are a part of, in good repair and condition, and in a manner deemed appropriate by Landlord. In accordance with Paragraph 5.3 herein, Tenant agrees to promptly reimburse Landlord, as Additional Rent, for any and all costs and expenses incurred by Landlord in providing the above. Tenants proportional share is EIGHT AND 83/100's PERCENT (8.83%).

     17. TENANT USE AND CARE OF PROPERTY

     All receiving and all refuse removal shall be made only by way of the rear and/or other service door provided therefore. In the event the Premises shall have no such door, then these matters shall be handled in a manner satisfactory to Landlord. No storage of any material outside of the Premises shall be allowed unless first approved by Landlord in writing, and then in only such wells as are designated by Landlord. Tenant shall not commit or suffer any waste in the Premises or Property nor shall Tenant permit any nuisance to be maintained on the Premises, or Property, or permit any disorderly conduct, noise, odors, or other activity having a tendency to annoy or disturb any occupants of any part of the Building of which the Premises are a part and/or an adjoining property.

     Tenant further agrees to be responsible to repair or replace any damage done to the Property, caused by Tenant or Tenant's agents, employees, invitees, or visitors, and such repairs shall restore the damaged Property to as good a condition as it was in prior to such damage, and shall be effected in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements promptly, Landlord may, at its option, make repairs or replacements and Tenant shall pay the cost thereof to Landlord on demand as Rent.

     18. TENANT ACCESS TO PREMISES

     Landlord shall provide Tenant non-exclusive access to the Premises through and across land and/or other improvements owned by Landlord. Landlord shall have the right to designate, during the term of this Lease, all such nonexclusive access and other common facilities of the land and/or improvements of which the Premises are a part.

     19. PARKING

     Throughout the term of this Lease, Landlord shall provide a reasonably hard-surfaced area for off-street parking for use of visitors of Tenant in common with visitors of other occupants or other portions or the Building or which the Premises are a part. Tenant shall park all vehicles of whatever type used by Tenant and/or Tenant's employees only in those areas which are designated by Landlord for this purpose, and Tenant accepts the responsibility of seeing that Tenant's employees park only in such areas as so designated. Tenant shall, within five days after receipt of written notice from Landlord, furnish Landlord the automobile license numbers of Tenant's vehicles and any and all vehicles assigned or belonging to Tenant's employees.

     20. FUTURE LANDLORD IMPROVEMENTS

     Landlord reserves the right at any time to make alterations or additions to the Property and/or to build additions or other structures adjoining the Building. Landlord also reserves the right to construct other buildings and/or improvements in the immediate area of the Property and to make alterations or additions thereto, all as Landlord shall determine. Easements for light and air are not included in the leasing of the Premises to Tenant. Landlord further reserves the exclusive right to the Property except as provided for in this Lease. Landlord also reserves the right at any time to relocate, vary, and adjust the size of any of the Property's parking areas, or other areas relating to the land and/or improvements of which the Premises are a part, provided, however, that all such changes shall be in compliance with the minimum requirements of governmental authorities having jurisdiction over the Property.

     21. RULES AND REGULATIONS FOR THE PROPERTY

     Landlord reserves the right to adopt and promulgate rules and regulations applicable to the Premises and the Property of which the Premises are a part and from time to time to amend or supplement said rules or regulations. Notice of such rules and regulations and amendments and supplements thereto, shall be given to Tenant. and Tenant agrees to comply with and observe rules and regulations and amendments and supplements thereto, provided, however, the same shall apply uniformly to all tenants of the Property.

     22. REAL PROPERTY TAXES - RESPONSIBILITIES

     Tenant shall be responsible for EIGHT AND 83/100's PERCENT (8.83%) of the general real property taxes and/or special assessments which are levied and assessed against the Property each year during the term hereof. Tenant shall promptly reimburse Landlord for said taxes and/or assessments in accordance with Paragraph 5.3 herein. In the event the first and last lease years, as hereinabove defined, are not calendar years, the liability of Tenant under the terms hereof shall be prorated with Tenant being liable for only those number of days during which this Lease was in effect.

     23. PERSONAL PROPERTY TAXES-RESPONSIBILITIES

     Tenant shall be responsible and pay for any and all taxes and/or assessments levied and assessed against any furniture, fixtures, equipment, and items of similar nature installed and/or located in or about the Premises by or for Tenant.

     24. PROPERTY INSURANCE-RESPONSIBILITIES

     (a) The Landlord shall have and maintain in effect all times, fire, extended coverage, vandalism, and malicious mischief insurance in such amounts as shall be determined appropriate by Landlord to insure the Property. Tenant shall be responsible for EIGHT AND 83/100'S PERCENT (8.83%) of the insurance premium and shall Promptly reimburse Landlord for said premium in accordance with Paragraph 5.3 herein. If necessary, the amount due hereunder shall be prorated on the basis of that portion of the term of this Lease as to the term of the Policy for which the charge hereunder has been made.

     (b) Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of its personal property, including removable trade Fixtures, located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Paragraph 27 hereof. If Tenant uses, in the Premises, any kind of steam or other high pressure boiler or other apparatus which presents any possibility of damage to the Premises or Property, or to the life or limb of persons within such premises, Tenant agrees to carry appropriate boiler insurance in any amount satisfactory to Landlord to indemnify against any loss resulting from any explosion or other damage or liability.

     (c) Tenant shall provide Landlord with current certificates of insurance evidencing Tenant's compliance with this paragraph 24 and Paragraph 25 and naming Landlord as an additional insured or loss payee, as the case may be. Tenant shall obtain the agreement of Tenant's insurer to notify Landlord that a policy is due to expire at least thirty (30) days prior to such expiration. Such insurance may, at Tenant's election be carried under any general blanket coverage of Tenant.

     25. LIABILITY INSURANCE-RESPONSIBILITIES

     (a) Tenant shall, at its expense, maintain a policy or policies of commercial general liability insurance with respect to its activities in the Premises and Property, with the premiums thereon fully paid on or before the due date and issued by and binding upon an insurance company, which insurance company shall have a minimum rating of "A" per the latest rating publication of Property and Casualty Insurance by the A M Best Company and who are lawfully doing business in the State of Colorado. Said insurance shall afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof.

     (b) Landlord shall not be required to maintain insurance against thefts within the Premises.

     (c) Landlord shall maintain liability insurance with respect to the Properly in the form of one or more policies. such insurance to afford minimum protection of not less than $1,000,000 combined single limit coverage of bodily injury, property damage or combination thereof. Tenant shall be responsible for EIGHT AND 83/100'S PERCENT (8.83%) of the insurance premium and shall promptly reimburse Landlord for said premium in accordance with Paragraph 5.3 herein. If necessary, the amount due hereunder shall be prorated on the basis of that portion of the term of this Lease as to the term of the policy for which the charge hereunder has been made.

     26. WAIVER OF SUBROGATION RIGHTS

     Except as otherwise provided in Paragraph 27(g), Landlord and Tenant each hereby waives on behalf of itself and its insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) and all rights of recovery, claim action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Property or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause or causes which are insured against under the terms of the standard fire and extended coverage insurance policies referred to in Paragraph 24 and 25 hereof, regardless of whether such insurance is actually maintained and regardless of the cause or origin, including negligence of the other party hereto, its agents, officers, or employees.

     27. DAMAGE TO PREMISES

     (a) If the Premises or any part thereof shall be damaged by flood, fire or other casualty, Tenant shall give prompt written notice thereof to Landlord.

     (b) In the event the Premises and/or the Building of which the Premises are a part shall be totally destroyed by fire or other casualty or be so badly damaged that, in the sole opinion of Landlord, it is not feasible to repair or rebuild same (whether or not the Premises shall have been damaged by the casualty affecting the Building), or in the event any mortgagee of Landlord's should require that the insurance proceeds, or any portion thereof, payable as a result of a casualty be applied to the payment of the mortgage debt, or in the event of any material uninsured loss to the Property or the Premises, Landlord shall have the right to terminate this Lease by notifying Tenant, in writing, of such termination within the later to occur of ninety (90) days after the date of receipt by Landlord of Tenant's notice or within ninety (90) days after the date of such casualty. Landlord shall have no liability to Tenant for the Landlord's termination of the Lease in accordance with the provisions hereof, or for any inconvenience or annoyance to Tenant or injury to the business or property of Tenant resulting in any way from the occurrence of a casualty or from the repair of any damage or destruction related thereto.

     (c) If Landlord does not elect to terminate this Lease, Landlord shall proceed with reasonable diligence to restore, first, the Building and all of its Common and Service Areas and, second, the Premises to substantially the same condition they were in immediately prior to the casualty occurrence. Landlord's obligation to restore the Premises shall not exceed the scope of the work required to be done by Landlord in originally constructing the Premises for Tenant, nor shall Landlord be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. Tenant agrees to resume occupancy upon Substantial Completion of the reconstruction or, the improvements, Substantial Completion being defined as the occurrence of the earlier of one of the following:

                  (i)      on the day the Tenant re-occupies the Premises; or

                  (ii) five (5) days after Tenant has been notified by Landlord, in writing, that the Premises are complete and have been approved for re-occupancy by the licensing authority of the City or Boulder. Prior to re-occupancy, Tenant will have inspected and accepted the Premises as to its conformity with the Reconstruction Plans, which acceptance will not be unreasonably withheld. The Premises shall not be deemed unacceptable if only minor or insubstantial details of construction, decoration, mechanical adjustments, or any work contracted for by Tenant remains to be done.

     (d) If the Premises shall be partially damaged by fire or other casualty and, except if caused by Tenant's negligence. said Premises are not rendered untenable thereby, as determined by Landlord, a pro rata reduction of the Rent shall be allowed for the unoccupied portion of the Premises until Substantial Completion of the reconstruction.

     (e) If the Premises are rendered wholly untenable by fire or other casualty, except if caused by Tenant's negligence, Tenant may, at its election, with written notice being given to Landlord within ninety (90) days after the date of such casualty, terminate this Lease as of the day of damage.

     (f) If the Premises are tendered untenable but Tenant elects not to terminate the Lease, except if caused by Tenant's negligence, the Rent shall abate in proportion to the loss of use of the Premises by Tenant until Substantial Completion.

     (g) If the Premises or any portion of the Property be damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, licensees, or invitees, the Rent hereunder shall not be diminished, and regardless of whether this Lease is terminated, Tenant shall be liable to Landlord for the cost of the repair and restoration of the Premises and all other parts of the Property, to the extent such cost and expenses exceed the amount of insurance proceeds actually received by Landlord, and Landlord shall retain all other rights and remedies that Landlord may have at law, in equity or pursuant to the Lease.

     (h) Anything in this Lease to the contrary notwithstanding, if more than fifteen percent (15%) of the Premises are damaged by fire or other casualty or if all or any portion of the Premises is damaged by fire or other casualty during the last year of the term (excluding any renewal terms, unless such fire or casualty occurs during a renewal term) of this Lease, then Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within the later to occur of ninety (90) days after the date of receipt by Landlord of Tenant's notice or within ninety (90) days after the date of such casualty.

     (i) In any event, proceeds from any insurance loss shall be paid to Landlord for the repair and replacement of improvements erected upon the Premises and for any unpaid rents due under the within Lease. In any event, Landlord shall not be liable to Tenant in any manner whatsoever for any loss sustained as a result of any damage to the Premises.

     28. ENTRY BY LANDLORD

     Landlord, and/or Landlord's agents and employees, shall have the right to enter the Premises at all times during regular business hours and at all times during emergencies, to examine the Premises, to show the Premises to lenders, lenders contractors and to prospective purchasers of the Property, to make such repairs, alterations, improvements, or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all materials into and upon said premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the Rent reserved shall in no way abate while such repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant or otherwise. During the six (6) months prior to the expiration of the term of this Lease or any renewal thereof, Landlord may exhibit the Premises to prospective tenants and/or purchasers, and may place upon the Premises the usual notices indicating the Premises are for lease and/or sale.

     Landlord shall use reasonable efforts to not materially interfere with Tenant's business.

     29. TENANT DEFAULT / REMEDIES OF LANDLORD

     29.1 EVENTS OF DEFAULT.

     The following events are referred to, collectively, as "Events of Default" or, individually, as an "Event of Default":

     (a) Tenant fails to pay by the 10th of any month any Rent or any other sum due hereunder;

     (b) Tenant breaches any other agreements, terms, covenants or conditions which this Lease requires Tenant to perform, other than payment of Rent, and such breach continues for a period of thirty (30) days after written notice from Landlord to Tenant or, if such breach cannot be cured reasonably within such 30-day period, if Tenant fails to diligently commence to cure said breach within thirty (30) days after written notice from Landlord and to complete such cure within a reasonable time thereafter;

     (c) Tenant vacates or abandons the Premises for more than ten (10) consecutive business days;

     (d) This Lease or the Premises or any part of the Premises are taken upon execution or by other process of law directed against Tenant, or are taken upon or subject to any attachment by any creditor of Tenant or claimant against Tenant, and said attachment is not discharged or disposed of within fifteen (15) days after its levy;

     (e) Tenant Files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or admits the material allegations of any such petition by answer or otherwise, or is dissolved or makes an assignment for the benefit of creditors;

     (f) Involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of the property of Tenant, and such proceeding is not dismissed or such receivership or trusteeship vacated within sixty (60) days after such institution or appointment; or

     (g) Tenant fails to occupy the Premises in accordance with the terms set forth in Paragraph 3.1.

     29.2 LANDLORD'S REMEDIES.

     If any one or more Events of Default set forth in Paragraph 29.1 occurs then Landlord has the right, at its election:

     (a) To terminate this Lease in which event Tenant shall immediately surrender possession of the Premises to Landlord, or

     (b) Without terminating this Lease, and without terminating Tenant's liability for payment of Rent or any other obligation hereunder, to terminate Tenant's right to occupy and possess the Premises by reentering and taking possession of the Premises or any part of the Premises, repossess the same, expel Tenant and those claiming through or under Tenant, and remove the effects of both or either, using such force for such purposes as many be necessary, without being liable for prosecution, without being deemed guilty of any manner of trespass, and without prejudice to any remedies for arrears of Rent or other amounts payable under this Lease or as a result of any preceding breach of covenants or conditions; or

     (c) Without further demand or notice to cure any Event of Default and to charge Tenant for the cost of effecting, such cure, including, without limitation, reasonable attorneys' fees and interest on the amount so advanced at the rate set forth in Paragraph 31, provided that Landlord will have no obligation to cure any such Event of Default of Tenant.

No such reentry or taking possession of the Premises by Landlord, pursuant to this paragraph 29.2, will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention in given to Tenant. No written notice from Landlord under this Paragraph 29.2 or under a forcible or unlawful entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless such notice specifically so states.

     29.3 CERTAIN DAMAGES.

     In the event that Landlord does not elect to terminate this Lease as permitted in Paragraph 29.2(a), but on the contrary, elects to take possession as provided in Paragraph 29.2(b) and terminate Tenant's right to possession of the Premises, Tenant will pay to Landlord, at Landlord's election, damages based upon one of the following calculations:

         (a)      CONTINUING RENT.  The sum of the following amounts:

                  (i) Monthly Rent and other sums as provided in this Lease, which would be payable under this Lease if such repossession had not occurred, less

                  (ii) the net proceeds, if any, of any reletting of the Premises after deduction all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys' fees, expenses of employees, alteration and repair costs, and expenses of preparation for such reletting.

     If, in connection with any reletting, the new lease term extends beyond the existing Term, or the premises covered by new lease includes other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this paragraph will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. Tenant will pay such rent and other sums to Landlord monthly on the day on which the Rent would have been payable under this Lease if possession had not been retaken and Landlord will be entitled to receive such rent and other sums from Tenant on each such day.

     (b) ACCELERATED RENT. An amount equal to Rent and other amounts which would have been owing by Tenant for the balance of the Term less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to such termination, after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, (the expenses enumerated in Paragraph 29.3(a), which amounts shall be the total of the following:

                  (i) The amount, at the time the award of damages is calculated, of the unpaid Rent which had been earned at the time Tenant's right to possession was terminated together with interest at the rate set forth in Paragraph 31 herein;

                  (ii) The amount, at the time the award of damages is calculated, of the unpaid Rent which accrues after the time Tenant's right to possession was terminated to the date of such award, together with interest at the rate set forth in Paragraph 31 herein, less the amount of such rental loss that Tenant proves could have been reasonably avoided;

                  (iii) The amount, at the time the award of damages is calculated, of the unpaid Rent that will accrue after such date until the end of the term of this Lease in effect at the time Tenant's right to possession was terminated, less the amount of such rental loss that Tenant proves could have been reasonably avoided, which amount shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of Kansas City, Missouri, at the time of award plus one (1%) percent; and

                  (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

     29.4 MISCELLANEOUS REMEDIES.

     Each right and remedy provided for in this Lease or existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercises by Landlord of any or all of such rights and remedies will not preclude the simultaneous or later exercise by Landlord of any or all other of such rights or remedies.

     No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant from Landlord shall be treated otherwise than a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

     No payment of money by Tenant to Landlord after (the termination of this Lease in any manner, or after the giving of any notice (other than a demand for the payment of money) by Landlord to Tenant, shall reinstate, continue or extend the term of this Lease or affect any notice given to Tenant prior to the payment of such money, it being agreed that after the commencement of a suit, Landlord may receive and collect any sums of Rent due, and the payment if such sums of money whether as Rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or judgment theretofore or subsequently obtained.

     In any event, and regardless of whether a suit at law or in equity is commenced, and in addition to any sums due hereunder. Tenant shall be obligated to pay to Landlord all reasonable costs and expenses, including without limitation all court costs and reasonable attorney's fees, suffered or incurred as a result of any breach of Tenant's obligations hereunder.

     In the event of such default by Tenant, and regardless of whether the Premises shall be relet or repossessed by Landlord, any fixtures, additions, furniture, and the like, then on the Premises may be retained by Landlord. In the event Tenant is in default under the terms hereof and, at the sole determination of Landlord, has abandoned the Premises, Landlord shall have the right to remove all of the Tenant's property from the Premises and dispose of said property in such manner as determined best by Landlord, all at the cost and expense of Tenant and without liability of Landlord for the actions so taken.

     No delay or omission of Landlord to exercise any right or power shall be considered to be a waiver of any such default or acquiescence thereof. The acceptance of Rent by Landlord shall not be deemed to be a waiver of any breach of any of the covenants herein contained or of any of the rights of Landlord to any remedies herein given.

     30. NO IMPLIED WAIVER

     The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement herein or to exercise any option, right, power or remedy contained in the Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy that may be provided for in this Lease.

     31. INTEREST ON PAST DUE OBLIGATIONS

     Any amount due to Landlord not paid when due shall bear interest at One and one-half Percent (1.5%) per month from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

     32. LATE CHARGES

     The Landlord shall have the right to collect from Tenant as additional Rent, in addition to any amounts due under Paragraph 7 above, a monthly collection service charge for any payments due to Landlord hereunder which is delinquent ten (10) days or longer, said charge being Twenty-Five and no/100's Dollars ($25.00) or Three Percent (3%) of said payment, whichever sum shall be greater.

     33. LEGAL PROCEEDINGS

     In the event of any proceeding at law or in equity wherein either party, without being in default as to its covenants under the terms hereof, shall be made a party to any litigation by reason of either party's interest in the Premises or, in the event either party shall be required to commence any legal proceedings relating to Tenant's occupancy of the Premises thereof and/or Tenant's relation thereto, the prevailing party shall be allowed to collect all costs and expenses incurred by the prevailing party, including a reasonable attorney's fee. Further, in the event Landlord engages the services of an attorney to enforce Landlord's rights under this Lease, Tenant shall pay, as Additional Rent, such reasonable attorneys fees incurred by Landlord, whether or not any legal proceeding is actually commenced.

     Landlord and Tenant by this paragraph 33 waive trial by Jury in any action, proceeding or counterclaim brought by either of the parties to this Lease against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premise, or any other claims (except claims for personal injury or property damage).

     34. HOLD HARMLESS

     Each party shall indemnify and hold the other party harmless from and against any and all claims, losses, expenses, costs, judgments, and/or demands arising from the conduct of the other party on the Premises or and/or on account of any operation or action by the other party and/or from and against all claims arising from any breach or default on the part of the other party or any act of negligence of the other party, its agents, contractors, servants, employees, licensees, or invitees, or any accident, injury, or death of any person or damage to any property in or about the Premises.

     35. LANDLORD LIABILITY

     In no event shall Landlord be liable to Tenant either for (i) any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Property or of any other persons whomsoever, unless the same shall have directly resulted from the gross negligence or willful misconduct of the Landlord, its employees, agents or contractors, or (ii) any consequential damages regardless of causation. With respect to tort claims against Landlord, Landlord shall not be liable to Tenant or to any other person for any act or omission of Landlord or of its agents or employees, negligent or otherwise, except for actual damages or costs incurred as a direct result of and caused directly by the willful misconduct or gross negligence of Landlord (or of Landlord's agents or employees) in circumstances in which Landlord is deemed to be liable at law for such acts or omissions. Nothing contained in the immediately preceding sentence shall ever be construed as creating liability in excess of that existing at law or, in any event, increasing the liability of Landlord, under any theory or cause of action, however denominated, from that existing at law. Further, the liability of Landlord to Tenant for (a) any default by Landlord under the terms of this Lease, (b) for any tort liability of Landlord to Tenant, or (c) in any other circumstance in which Landlord is judicially determined to have some liability to Tenant, for whatever reason, shall, in each such instance, be limited to the interest of Landlord in the Property and Tenant agrees to look solely to Landlord's interest in the Property for the recovery of any judgment from the Landlord, it being intended that Landlord shall never be personally liable for any judgment or deficiency.

     Further, Landlord shall not be liable to Tenant for any loss or damage to any Property Or person occasioned by theft, fire, act of God, windstorm, flood or other natural disasters, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other causes, except if specifically provided for in this Lease. Nor shall Landlord be liable for any damage or inconvenience which may arise through (i) the leasing of other space within the Property to whomsoever Landlord chooses for whatever use is allowed by Landlord, so long as the use is legal, or (ii) repair or alteration of any part of the Property or Premises or to the construction of leasehold improvements for other tenants in the Property.

     In the event of any alleged default in the obligation of Landlord under this Lease, Tenant will deliver to Landlord notice of such default and Landlord will have thirty (30) days following receipt of such notice to cute such alleged default or, in the event the alleged default cannot reasonable be cured within a thirty-day period, to commence action and proceed diligently to cure such alleged default.

     36. GOVERNMENTAL ACQUISITION OF PROPERTY

     In the event the Premises, or any part thereof, be taken under power of eminent domain by any public or quasi-public authority or sold in lieu of condemnation, the rights and duties of the parties hereto with respect to this Lease and to the aggregate award for such taking shall be as follows:

     (a) If the entire Premises, or any part thereof, be taken, this Lease shall terminate and expire as of the date of such taking, and Tenant thereupon shall be released from any liability thereafter accruing hereunder, and the award shall be received by Landlord.

     (b) If only part of the Premises be taken and a part remaining be of such shape or size as to prevent its being reasonably used by Tenant for the purpose to which the Premises were put at the time of such taking, this Lease shall terminate with the same effect as the entire taking, and the award shall be received by Landlord only.

     (c) If only a part of the Premises be taken and a part remaining be or such size and shape as to permit its being reasonably used by Tenant for the purpose to which the Premises were put at the time of such taking, this Lease shall continue in full force and effect as to the said remaining portion, but the rental shall be pro rata reduced and the award shall be received by the Landlord only.

     (d) The taking of all or any portion of the Premises noted herein shall not be considered as a breach of this Lease by Landlord, nor give rise to any claims by Tenant for damages or compensation from Landlord. In any event, Tenant shall in no manner be construed to have any claim to any portion of any award made to Landlord as a result of any partial or entire taking or sale under threat of condemnation, the Tenant's sole right being limited to a separate claim against the governmental entity for the value of any alleged improvements taken or sold as a result of said condemnation.

     37. TENANT SUBORDINATION TO LENDERS

     Tenant agrees that its Lease rights will be subordinate to those of any lending institutions making loan upon the Property of which the Premises are a part. Tenant further agrees to sign all reasonable documents reflecting this subordination when and if requested by the Landlord and/or Landlord's lender. In that regard, Tenant further agrees to execute such documents having the effect of amending the within Lease Agreement as shall be reasonably required by any lender or lenders of Landlord.

     38. TRANSFERS BY LANDLORD

     Landlord shall have the right to transfer and assign, in whole or in part, all its; rights and obligations hereunder and in the Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

     39. TENANT CERTIFICATION OF LEASE EFFECTIVENESS

     Tenant shall, at any time on five (5) days prior written notice by Landlord, execute, acknowledge, and deliver to Landlord a written statement certifying that this Lease continues unmodified and in full force and effect (or if there have been modifications, that this Lease continues in full force and effect as modified and stating the modifications) and the dates to which the rent and the additional rent have been paid and stating whether Landlord is in default in performing any covenant of this Lease, and, should Landlord be alleged to be in default, specifying each and every such default, it being intended that such statement delivered pursuant to this paragraph may be relied on by Landlord or any prospective purchaser or mortgagee of the fee or any assignee of any mortgages of the fee of the Premises.

     Tenant's failure to execute and deliver to Landlord the above described certification within the time specified shall be deemed a breach of this Lease Agreement.

     40. CONTROLLING LAW

     This Lease, and all terms hereunder, shall be construed consistent with the laws of the State of Colorado. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in the State of Colorado and County of Boulder and in no other jurisdiction.

     41. BINDING UPON SUCCESSORS

     The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors. This Lease may be signed by parties in duplicate, each of which shall be a complete and effective original Lease.

     42. PARTIAL INVALIDITY

     If any term or condition of this Lease or application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable the remainder of the Lease or the application of such term, covenant, or condition to persons and circumstances other than those to which it has been held invalid or unenforceable, shall not be affected thereby, and each term, covenant and condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

     43. MODIFICATION OR EXTENSIONS

     No modification or extension of this Lease shall be binding unless in writing, signed by the parties hereto and endorsed hereon or attached hereto.

     44. MEMORANDUM OF LEASE - RECORDING

     Either party to this Lease may record this Lease or a Memorandum of Lease in the records of the office of the Clerk and Recorder of the County of Boulder, State of Colorado.

     45. PEACEFUL ENJOYMENT

     Landlord covenants it has good right to lease the Premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy, and enjoy the Premises during the terms of the Lease, provided that Tenant pays the Rent to be paid by Tenant and performs all of Tenant's covenants and agreement, herein contained.

     46. CERTAIN RIGHTS RESERVED TO THE LANDLORD

     The Landlord reserves the following rights:

     (a) To name the Building and to change the name and street address of the Building at any time, without responsibility to Tenant for any advertising, printed materials or any other items of expense incurred by Tenant in regard to a prior Building name or street address.

     (b) To designate all sources furnishing vending machines, mobile vending or catering services, and like services used on the Premises or in the Building.

     (c) To constantly have pass keys to the Premises.

     (d) To establish such rules and regulations as deemed appropriate by Landlord to maintain quality of interior air inside the Building, including if necessary, the banning of smoking inside the Building.

     47. MISCELLANEOUS

     All marginal notations and paragraph headings are for the purpose of reference and shall not effect the meaning and intent of the terms hereof. Throughout this Lease, wherever the words "Landlord" and "Tenant" are used, they shall include the singular, plural, persons both male and female, companies, partnerships, and corporations, and in reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as through originally included in said Lease.

     This Lease may be executed in any number of counterparts, all of which are deemed originals and all of which shall constitute one and the same agreement; provided, however, it shall only be necessary to produce one copy of such lease as proof.

     The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a Lease only upon execution and delivery thereof by Landlord and Tenant.

     48. PROCEDURE FOR NOTICES

     All notices, demands, and requests which may or are required to be given by either party to the other shall be in writing and properly given if delivered to Tenant or any employee of Tenant or sent to Tenant by United States registered mail, return receipt requested, properly stamped, and addressed:

                                    MARYLAND NATIONAL MORTGAGE CORP.,

                                    111 Market Place, Suite 700
                                    Baltimore, MD  21202
                                    Attn:  Ronald L Basteck
                                    Vice President, Administration

                                    with a copy to:

                                    FIRST TENNESSEE NATIONAL CORP.
                                    P.O. Box 84
                                    Memphis, TN  38101
                      Attn: Corporate Real Estate Division

or at any such other place as Tenant may from time to time designate in a written notice to Landlord; and such as are to be given to Landlord shall be deemed to have been properly given if personally served on Landlord or if sent to Landlord, United States registered mail, return receipt requested, properly stamped and addressed:

                                    Eastpark Associates
                                    P.O. Box 190
                                    Boulder Colorado  80306
                                    Attn:  Bill Arnold

or at such other place as Landlord may from time to time designate in written notice to Tenant. Any notice given by mailing shall be effective as of the date of mailing as shown by the receipt given therefore.

     49. ASSIGNMENT OR SUBLETTING

     Tenant shall not assign this Lease nor any interest herein, either voluntarily or involuntarily by operation of law, or sublease the Premises or any right or privilege connected therewith, or allow any other person except agents and employees of Tenant to occupy the Premises or any part thereof without first obtaining the written consent of Landlord, which consent may be withheld by Landlord in the exercise of Landlord's reasonable discretion. For the purposes of this Paragraph, a merger, consolidation, sale of substantially all of the stock of Tenant is deemed to be an assignment requiring the consent of Landlord. However, consent shall not be withheld if the assignee is of the same, or better, financial condition as Tenant or if Tenant remains liable under the Lease. Any unauthorized assignment, sublease, or license to occupy by the Tenant shall be void and shall, at the option of Landlord, be deemed a default hereunder. Any consent to assignment or subletting given by Landlord shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. Notwithstanding any such assignment or sublease hereof, Tenant shall be fully liable under this Lease and shall not be released from performing its terms, covenants, and conditions.

     50. GUARANTEE AND FINANCIAL STATEMENTS

     A current financial statement of Tenant and any parties so guaranteeing this Lease shall be provided to Landlord prior to execution hereof and annually thereafter, if so requested.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.

TENANT:                                         LANDLORD:
MARYLAND NATIONAL MORTGAGE CORP.,               EASTPARK, a General Partnership
a Maryland Corporation

By:/S/Maryland National Mortgage Corporation    By: /S/ WILLIAM G. ARNOLD,  III
                                                        William G. Arnold, III
                                                        General Partner